UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

RW HOLDINGS NNN REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 3, 2018, RW Holdings NNN REIT, Inc. a Maryland corporation (the “Company”) held its annual meeting of stockholders at the offices of the Company located at 3090 Bristol Street, Suite 550, Costa Mesa, California. At the annual meeting, the Company’s stockholders voted in person or by proxy on (1) the election of the following individuals to the board of directors: Harold C. Hofer, Raymond E. Wirta, Vipe Desai, David Feinleib, Jonathan Platt, Jeffrey Randolph and John Wang; and (2) the ratification of the appointment of Squar Milner, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Results of the voting at the annual meeting of stockholders are set forth below.

Election of Directors. The Company’s stockholders elected the following seven directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The voting results were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Harold C. Hofer	5,558,016	51,301	422,607	–
Raymond E. Wirta	5,526,516	60,466	444,942	–
Vipe Desai	5,446,064	95,740	490,120	–
David Feinleib	5,426,877	129,190	475,857	–
Jonathan Platt	5,400,958	62,033	568,933	–
Jeffrey Randolph	5,396,743	52,263	582,918	–
John Wang	5,378,458	68,113	585,353	–

Appointment of Independent Registered Public Accounting Firm. The appointment of Squar Milner as the Company’s independent registered public accounting firm was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
5,603,294	73,059	355,571	–

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC.
(Registrant)

By:	RAYMOND J. PACINI
Raymond J. Pacini
Chief Financial Officer

Date: August 3, 2018